EXHIBIT 10.4

                             Finca Consulting, Inc.
                                 Koenigsalle 106
                                40215 Dusseldorf
                                     Germany


                                                               December 15, 1997

PERSONAL AND CONFIDENTIAL

VIA TELECOPY AND OVERNIGHT DELIVERY

Board of Directors
Prime Core Holding, Inc.
380 Foothill Road
Bridgewater, New Jersey 08807

                      RE:  Proposed Merger of Finca Consulting, Inc.
                               By and Into Prime Core Holding, Inc.

Gentlemen:

     This letter sets forth our agreement in principle made on or about December 28, 1996, and further memorializes our intent concerning the contemplated merger of Finca Consulting, Inc. ("Finca") by and into Prime Core Holding, Inc. ("Prime Core") through an exchange of shares (the "Merger"). The parties agree to move forward with the proposed Merger in good faith.

     The proposed terms of the Merger are as follows:

     1. General. Prime Core has a capitalization of 20,000,000 shares authorized, 10,000,000 of which are preferred stock, $.05 par value per share, with no such shares issued and outstanding, and; 10,000,000 of which shares are common shares, $.01 par value per share, with 100 of such shares issued and outstanding as of the date hereof. Finca has a capitalization of 40,000,000 shares authorized, 20,000,000 of which are preferred stock, $.00001 par value per share, with no such shares issued and outstanding, and; 20,000,000 of which shares are common shares, $.01 par value per share, with 10,300,322 of such shares issued and outstanding as of the date hereof. As soon as practicable, Prime Core shall amend its certificate of incorporation increasing the number of its authorized common shares from 10,000,000 to 20,000,000.

     The Merger of Finca with Prime Core will be effected through an exchange of our companies' common shares pursuant to which the shareholders of Finca shall deliver all of Finca's issued and outstanding common shares (the "Finca Shares") to Prime Core in exchange for shares of Prime Core's Common Stock, on the basis of one (1) share of Finca's Common Stock for one (1) Prime Core Share. It is the intention of the parties to this Merger that Prime Core shall become the corporation that shall assume all of the obligations of Finca under the U.S. Securities Laws, including without limitation, the obligation to file reports under the Securities Exchange Act of 1934, as amended (the "1934 Act") and to file any required registration statements under the Securities Act of 1933, as amended (the "1933 Act"), as well as to accomplish the reincorporation of the corporation of the "public" corporation, previously Finca, in the State of Delaware.

     2. Confidentiality of Information. Each party will hold in strict confidence all information concerning the business and affairs of the other party obtained from the other party (the "Confidential Material"), use such Confidential Material solely for the purpose of evaluating the subject transaction and only make available such information to such officers, employees and representatives (including legal and accounting representatives) as is necessary to evaluate the subject transactions or as may be required by law or regulation or to comply with the applicable requirements of any governmental agency. Confidential Material does not, however, include any such information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party, (ii) was known to the receiving party on a non- confidential basis prior to its disclosure by the disclosing party, or
(iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its agents, provided that such source is not bound by a confidentiality agreement with the disclosing party known to the receiving party. If the subject transaction contemplated are not consummated, each party will return or destroy all information so obtained. All parties further agree that they will consult with each other before issuing any press release or otherwise making any public statements with resect to the subject transactions contemplated in this agreement, and shall not issue any such press release or make any such public statement prior to such consultation or, after such consultation, if any party is not reasonably satisfied with the text of such release or statement.

     3. Conditions. The obligations of the parties to consummate the Merger will be subject to, among other things, (a) the receipt of the unanimous approvals of the parties' respective Boards of Directors, (b) the confirmation from the independent auditors of both Prime Core and Finca that the exchange of shares contemplated in the Merger will be treated as a tax-free exchange under applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (c) the execution and delivery of a definitive agreement by the parties on or before January 31, 1998 (d) the receipt of all approvals from applicable regulatory agencies (e) the receipt of the respective approvals of Prime Core's and Finca's shareholders, (f) the normal warranties, representations and covenants, and (g) the filing by Finca and Prime Core of a registration statement on Form S-4 with the U.S. Securities and Exchange Commission ("SEC") registering the Prime Core Common Shares to be issued in the Merger and its being declared effective by the SEC.

     4. No Oral Modifications. This agreement cannot be changed, modified, altered or amended in any way, other than in writing signed by all parties. This agreement supersedes any and all prior agreements, understandings and contracts between the parties, whether oral or written.


                                              Very truly yours,

                                              PRIME CORE HOLDING, INC.

                                              By: /s/Volker Montag
                                                  -------------------------
                                                  Volker Montag, President


                                              FINCA CONSULTING, INC.


                                              By: /s/Volker Montag
                                                  -------------------------
                                                  Volker Montag, President